Exhibit No. 10.3
Form 10-QSB
Viral Genetics, Inc.
File No. 000-26875

                              Viral Genetics, Inc.
                               905 Mission Avenue
                            South Pasadena, CA 91030


                                          January 30, 2003

Richard Dellapuca
[address]


                  Re: Advisory Engagement

Dear Mr. Dellapuca:

     Viral Genetics, Inc. (the "Company") and Richard Dellapuca (the "Advisor") have been discussing the possibility of Advisor assisting the Company as an Advisor. This agreement ("Agreement") will confirm the terms and conditions under which Advisor will provide the advisory services described below, as follows:

                            I. ENGAGEMENT OF ADVISOR

      1.01  Non-Exclusive Engagement of Advisor; Term.

     (a) The Company hereby engages Advisor as a member of its Scientific and Medical Advisory Board and a non-exclusive provider of the advising services described in this Agreement, for a term (the "Term") which will commence on the date of this Agreement and terminate at the second anniversary of such date.

     1.02 Advisor Services. On the terms and conditions set forth in this Agreement, Advisor will provide the following services to the Company:

     (a) Advisor will advise the Company on its clinical trials, clinical trial protocols, regulatory issues, the development of its products and technology, medical issues, and other areas which the Scientific and Medical Advisory Board may provide assistance with from time to time as determined by the Company.

     1.03 Method of Providing Services. It is understood that the Company will not control the manner or prescribe the method by which the services under this Agreement are to be performed by Advisor. Advisor will perform services, and may communicate with the Company's management and other parties, through personal meetings, correspondence, telephone or video conferences, and such other methods, and at such times, as Advisor may determine, subject to the reasonable convenience of the parties. Advisor shall be available for regular meetings with the management of the Company during the Term, but shall not be required to devote a specific minimum number of hours to the Company's business. Unless requested otherwise by the Company, Advisor shall communicate with the Company's management through the Company's President.

     1.04 Independence of Parties. Nothing contained in this Agreement shall constitute either party as an employee, partner, co-venturer or agent of the other, it being intended that each shall act as an independent contractor with respect to the other.

                                II. COMPENSATION

     2.01  Quarterly Payments in Shares.

     (a) In consideration of the services to be performed under this Agreement, the Company will, within ten (10) days after the end of each three-month period from the commencement of the Term, issue and sell to Advisor 100,000 additional shares of the Company's Common Stock, at a price per share of $0.01, and will continue to make such quarterly payments in shares (the "Quarterly Payment Shares") for each three-month period during the Term. In the event that the Company shall elect to terminate this Agreement for any reason prior to the end of any such three-month period, the amount of the Quarterly Payment Shares issuable for such period shall be prorated for the elapsed portion of the three-month period, computed by dividing the number of days from the inception of the three-month period to the effective date of such termination by the total number of days in such three-month period and multiplying the fraction so obtained by the amount of the Quarterly Payment Shares. Any shares issuable in connection therewith shall be issued and delivered within ten (10) days after the effective date of such termination.

                       III. REPRESENTATIONS AND WARRANTIES

     3.01 Company Representations and Warranties. The Company hereby represents and warrants, knowing that Advisor is relying thereon, that:

     (a) The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company is qualified to do business as a foreign corporation in each state in which its business requires it to be so qualified.

     (b) All shares issued to Advisor under this Agreement will be duly and validly issued, fully paid and non-assessable, and will be delivered free and clear of any liens, claims or encumbrances.

     (c) The Company represents that the information concerning the Company and its business, as furnished and to be furnished to Advisor, will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company will notify Advisor promptly concerning any statement which is not accurate or which is or has become incomplete or misleading in any material respect. The Company understands that Advisor is and will be relying on the continuing accuracy of such information in carrying out its functions under this Agreement.

     (d) This Agreement has been expressly authorized by the Company's Board of Directors, has been duly and validly executed and delivered by and on behalf of the Company, and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms.

     (e) The Company is not subject to any material pending or threatened litigation, arbitration or governmental or administrative proceedings, and is not in default under any of its material agreements with employees, licensors, licensees, suppliers, customers, shareholders, creditors or other third parties; provided, however, that the foregoing representation excludes certain pending disputes with vendors and suppliers.

     (f) The Company possesses and owns, or has exclusive licenses to, all intellectual property rights necessary to enable it to develop and conduct its business as contemplated under its business plan and as represented to Advisor. The Company's use of such intellectual property rights does not and will not infringe on the rights of any third party.

     (g) The Company's shares are listed for quotation on the OTC Bulletin Board administered by the National Association of Securities Dealers. The Company is registered as a public reporting company with the Securities and Exchange Commission ("SEC"), and the Company has filed all annual and periodic reports required to be filed with the SEC under the Securities Exchange Act of 1934.

     3.02 Advisor Representations and Warranties. Advisor hereby represents and warrants, knowing that the Company is relying thereon, that:

     (a) Advisor is not a broker-dealer and is not authorized to perform broker-dealer functions including, without limitation, the offering of any Company securities for sale.

     (b) Advisor is an Accredited Investor, as that term is promulgated by the Securities and Exchange Commission, and Advisor has completed the attached Schedule A.

                       IV. ADDITIONAL COMPANY UNDERTAKINGS

     4.01 Access to Information and Documentation; Confidentiality. The Company will make its personnel and documentation available for inspection, evaluation, and due diligence by Advisor. In addition, the Company will cause its directors, officers and professional advisers to furnish information and copies of documents to, and to otherwise cooperate with, Advisor in connection with Advisor's due diligence activities. The Company agrees to furnish Advisor with all information and data concerning the Company which Advisor deems reasonably necessary to the performance of its functions. Except as otherwise agreed to by the Company, or required by law, all information concerning the Company which is not publicly available will be kept confidential by Advisor.

                           V. REGISTRATION PROVISIONS

     5.01 Stock Certificates and Registration Rights. All certificates issued in respect of the Quarterly Payment Shares shall bear a restrictive legend in the form normally used by the Company for the issuance of restricted shares, and shall be deemed restricted securities under SEC Rule 144. The Company agrees that Advisor and its designees and assignees shall have, with respect to all of the Quarterly Payment Shares, full piggyback registration rights for a period of four years commencing one year after the date of this Agreement at the Company's sole expense.

                          VI. RENEWALS AND TERMINATION

     6.01 Extension and Renewal. The Term may be extended or renewed, and this Agreement may be amended, only by the written agreement of the parties.

     6.02 Termination. Either party may terminate this Agreement for cause upon not less than 10 days notice in the event of a material breach of this Agreement by the other party, which breach is not cured within 20 days after the giving of notice to the breaching party specifying the circumstances of such breach.

     (a) The Company may terminate this Agreement without further notice to Advisor in the event that Advisor:

          (i) becomes the subject of an investigation concerning a felony or a violation of any securities laws;
          (ii) declares bankruptcy;
          (iii)becomes an employee, Advisor, officer, director or principal of a competitor;
          (iv) misrepresents the Company; or
          (v) acts in any other manner which materially affects the Company in a negative manner.

     6.03 Consequences of Termination. Any termination or expiration of this Agreement, whether or not for cause, shall not affect the obligation of the Company to pay compensation to Advisor which was earned or accrued prior to the date of termination or expiration.

                               VII. MISCELLANEOUS

     7.01 Governing Law and Disputes. This Agreement shall be governed by the laws of the State of California, without regard to choice of law provisions. The parties agree that any dispute under this Agreement will be resolved in a federal or state court located in the California, and will submit to the jurisdiction of such court for such purpose.

     7.02 Waiver. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

     7.03 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned without the consent of the parties; provided, however, that nothing contained herein shall prevent Advisor from assigning or transferring any of the Quarterly Payment Shares to any person or entity in accordance with applicable securities laws and regulations.

     7.04 Survival. The representations, warranties, and agreements of the parties contained in this Agreement will remain operative and in full force and effect and will survive any termination of this Agreement.

     7.05 Notices. All notices required or permitted under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses.

     Please indicate your consent to the foregoing terms and conditions by signing and returning a duplicate copy of this letter.

                                          Sincerely yours,

                                          VIRAL GENETICS, INC.


                                          By /s/
                                          President
AGREED:

      RICHARD DELLAPUCA

      /s/

SCHEDULE A

PERSONAL ACCREDITED INVESTOR EXEMPTION

PERSONAL FINANCIAL INFORMATION. The following information pertaining to the undersigned as a natural person and U.S. Persons within the meaning of Regulation S is being provided here in lieu of furnishing a personal financial statement.

     (a) My individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

                              Yes  [   ]  No  [   ]
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     (b) My individual income in 2001 and 2001 exceeded $200,000 in each such year, and I reasonably expect my individual income will be in excess of $200,000 in 2003.

                              Yes  [   ]  No  [   ]
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     (c) The joint income of my spouse and I in 2001 and 2002 exceeded $300,000 in each such year, and I reasonably expect our joint income will be in excess of $300,000 in 2003.

                              Yes  [   ]  No  [   ]
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     (d) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

                              Yes  [   ]  No  [   ]
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INITIAL


The foregoing is a true representation of my financial status:

__________________________________
Richard Dellapuca